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                                                                   Exhibit 10.11

                                PROMISSORY NOTE

$189,980                                               Date:   December 31, 1998
                                                                  Tempe, Arizona

     For value received, the undersigned TASER INTERNATIONAL, INC., an Arizona corporation ("Promisor") promises to pay to the order of B&M DISTRIBUTING, INC. or assigns ("Payee"), at 1912 W. 4th St., Tempe, Arizona 85281 (or at such other place as Payee may designate), the sum of ONE HUNDRED EIGHTY-NINE THOUSAND, NINE HUNDRED AND EIGHTY DOLLARS AND NO/100 DOLLARS ($189,980) plus interest as defined below calculated on a daily basis (based on a 365-day year) from the date hereof on the principal balance from time to time outstanding. Principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America as follows:

A. Interest shall accrue on the principal at the base rate of ten percent (10.0%) per annum. Interest shall be simple interest calculated on the outstanding daily principal balance. Principal and interest shall be completely due and payable as a balloon payment on March 31, 2000.

B. If a payment of principal or interest to be made pursuant to this Note becomes past due for a period in excess of ten (10) business day ("Default"), Promisor shall pay to Payee default interest ("Default Interest") that shall accrue, in addition to the stated rate of interest, at the rate of five percent of the amount of such overdue payment until the overdue payment is paid. Further, in event of Default, all remaining unpaid principal and accrued interest, and all installments, shall become due and payable immediately without demand or notice. All payments on this Note shall be applied first in payment of any costs or charges, then to Default Interest accrued, then to the base interest accrued, and then to reduce principal.

Promisor may prepay this Note in whole or in part at any time without penalty.

Time is of the essence.

In any event of default under this Note occurs and remains in effect for ten
(10) business days, Promisor promises to pay all costs of collection, including reasonable attorneys' fees, whether or not a lawsuit is commenced as part of the collection process, and whether or not taxable as costs by a court. Promisor waives trial by jury and consents to the personal jurisdiction of the Arizona courts located in the State of Arizona, County of Maricopa.

If any event of default under this Note occurs and remains in effect for ten
(10) business days, or upon bankruptcy, insolvency, dissolution or fraudulent conveyance of Promisor, or upon default under any other obligations of Promisor to Payee or its affiliates, then this Note shall become due immediately, all without presentment, demand, protest or notice, all of which hereby are waived.

This Note shall be subordinate to obligations due from Promisor to Silicon Valley Bank or any such other institution that Payee agrees to in writing. Promisor shall be in default immediately if there is a sale, transfer, assignment or any other disposition not in the normal course of business of any assets pledged as security for Silicon Valley Bank. Promisor warrants that any obligations owed from it to either Patrick Smith or Thomas Smith are subordinated to this Note with the exception of reasonable day to day operating expenses including payroll. Promisor further assures that it will take all steps requested by Payee to affirm such subordination, including causing said parties to execute a subordination agreement.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of Payee under this Note or assignment by Payee of this Note shall affect the liability of Promisor. All rights of Payee under this Note are cumulative and may be exercised concurrently or consecutively at Payee's option.


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This Note shall be construed in accordance with the laws of the State of
Arizona, irrespective of its choice of law principles.

Signed this 17th day of March, 1999.

PROMISOR

TASER INTERNATIONAL, INC.
an Arizona corporation



By: /s/ Patrick Smith
    _________________
    Patrick Smith
    President



Attest: /s/ Thomas Smith
        ________________
        Thomas Smith


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                               PERSONAL GUARANTY

     THIS GUARANTY, dated as of March 17, 1999, is made and given by the undersigned guarantors, jointly and severally, (collectively, "Guarantor"), in favor of B&M Distributing, Inc. ("BMD").

A. BMD is prepared to extend additional credit to Taser International, Inc., an Arizona corporation ("Debtor") in the amount of $189,980 (the "Principal Amount") pursuant to a separate agreement with Taser International, Inc. (the "Credit Agreement").

B. It is a condition precedent, among others, to BMD's inducement to extend credit accommodations to Debtor that this Guaranty be executed and delivered by Guarantor.

C. Guarantor expects to derive benefits from the extension of credit accommodations to Debtor by BMD and finds it advantageous, desirable and in Guarantor's best interest to execute and deliver this Guaranty to BMD. Guarantor is providing this Guaranty at the request of Debtor to induce BMD to extend or continue financial accommodations to Debtor.

     NOW, THEREFORE, in consideration of the foregoing and credit accommodations to be extended to Debtor and for other good and valuable consideration, Guarantor covenants and agrees with BMD as follows:

Section a.     The Guaranty. Undersigned Guarantor (if more than one, jointly and severally), absolutely, irrevocably and unconditionally guarantees and promises to pay to BMD, upon demand: (i) the Principal Amount and for all sums payable or to become payable in the Credit Agreement, or at the election of BMD any one or more installments thereof, if Debtor fails to pay punctually any one or more amounts when due under the Credit Agreement (principal, interest and/or other charges) at the time and in the manner provided therein; and (ii) all other obligations of Debtor to BMD arising under or in connection with the purchase or distribution of goods or services, any agreement between Debtor and BMD executed and delivered in connection with the purchase or distribution of goods or services, and all other documents and instruments evidencing, securing, or executed or delivered in connection with the Credit Agreement and all other agreements between Debtor and BMD.

The word "obligations" is used in its most comprehensive sense and includes any and all advances, debts, charges, obligations and liabilities of Debtor previously, now or hereafter made, incurred or created, with or without notice to Guarantor, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether such indebtedness may be or hereafter become otherwise unenforceable (collectively, the Principal Amount together with all other obligations specified above, the "Obligations").

Section b.     Continuing Guaranty. The liability and obligation of Guarantor hereunder shall survive and absolutely, unconditionally and completely continue in full force and effect until

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indefeasible payment and performance in full of the Obligations, notwithstanding any termination of Debtor's liability by operation of law, and notwithstanding that the Obligations or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of BMD. For purposes of this Guaranty, the Obligations shall be deemed to be paid only to the extent that BMD actually receives immediately available funds. Guarantor shall remain liable for any deficiency remaining if BMD elects to enforce the Credit
Agreement or foreclose any security agreement securing all or any part of the Obligations, whether or not the liability of Debtor for such deficiency is discharged pursuant to statute, judicial decision or otherwise; and agrees not to assert the benefits of any statutory provision limiting the right of BMD to recover a deficiency judgment, or to proceed otherwise against any person or entity obligated for payment of the Obligations, after any foreclosure or sale of any security for the Obligations.

Section c. Actions Not Required. Guarantor waives any and all right to cause a marshalling of the assets of Debtor or any other action by any court or other government body with respect thereto or to cause BMD to proceed against any security for the Obligations or any other recourse which BMD may have with respect thereto and further waives and agrees not to assert: (1) any right to require BMD to pursue any other remedy available to BMD, or to pursue any remedy in any particular order or manner; (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof;
(iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guaranty; (iv) notice of the existence, creation or incurring of new or additional indebtedness of Debtor to BMD; (v) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641 et seq.; and (vi) any defense arising by reason of any disability or other defense of Debtor or by reason of he cessation from any cause whatsoever (other than payment in full) of the liability of Debtor for the Obligations. Guarantor further acknowledges that time is of the essence with respect to its obligations under this Guaranty.

Section d. Remedies. All remedies afforded to BMD by this Guaranty are separate and cumulative remedies and Guarantor agrees that no one of such remedies, whether or not exercised by BMD, shall be deemed to be in exclusion of any of the other remedies available to BMD and shall in no way limit or prejudice any other legal or equitable remedy which BMD may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to BMD. The obligations of Guarantor hereunder are separate and independent of the Obligations of Debtor and of any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against any other guarantor, or whether any other guarantor is joined in any action or actions.

Section e. Authorizations. Guarantor authorizes BMD, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to:
(1) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof; and (ii) apply any and all payments from Debtor, Guarantor or any other guarantor, in such order or manner as BMD in its discretion may determine.

Section f. Costs and Expenses. Guarantor agrees to pay or reimburse BMD on demand for all out-of-pocket expenses (including reasonable attorneys' fees) incurred by BMD in enforcing this


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Guaranty against Guarantor, or arising out of or in connection with any failure of Guarantor to fully and timely perform the obligations of Guarantor hereunder, whether or not a suit is filed.

Section h. Governing Law. This Guaranty shall be governed by and construed according to the laws of the State of Arizona, irrespective of its choice of law principles.

Section i. Consent to Jurisdiction. BMD may bring any action or proceeding to enforce or arising out of this Guaranty in any court of competent jurisdiction. ANY ACTION OR PROCEEDING BROUGHT BY GUARANTOR ARISING OUT OF THIS GUARANTY SHALL BE BROUGHT SOLELY IN A COURT OF COMPETENT JURISDICTION LOCATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA.

Section j. Waivers and Amendments. This Guaranty sets forth the entire agreement of Guarantor and BMD with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by BMD to Guarantor. No modification or waiver of any provision of this Guaranty or any right of BMD hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of BMD. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section k. Representations. Guarantor represents and warrants to BMD as follows: (i) Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Debtor that Guarantor deems relevant to the obligations of Guarantor hereunder, and waives and fully discharges BMD from any and all obligations to communicate to Guarantor any information whatsoever regarding Debtor or Debtor's financial condition or business affairs, including without limitation any notice of any default by Debtor; (ii) Guarantor has all requisite power to enter into this Guaranty, to execute, to carry out and perform its obligations under the terms of this Guaranty; (iii) this Guaranty is a valid and binding legal obligation of Guarantor, and is enforceable in accordance with its terms; and (iv) all action on the part of Guarantor necessary for or appropriate to or in connection with the execution, delivery and performance by Guarantor of this Guaranty has been taken.

Section l. Reliance. If Debtor is a corporation, limited liability company or partnership, it is not necessary for BMD to inquire into the powers of Debtor or the officers, directors, partners or agents acting or purporting to act on its behalf, and any of the Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section m. Successors and Assigns. This Guaranty shall inure to the benefit of BMD and its successors and assigns and shall be binding upon Guarantor and its successors and assigns. BMD may assign this Guaranty in whole or in part without notice.

Section n. Guarantor Acknowledgements. Guarantor acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty, (ii) BMD has no fiduciary relationship to Guarantor, the relationship being solely that of debtor and creditor, and (iii) no joint venture exists between Guarantor and BMD.


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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.


UNDERSIGNED:


Signature: /s/ Thomas Smith
           ----------------------------

Name: Thomas Smith


Signature: /s/ Patrick Smith
           ----------------------------

Name: Patrick Smith


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